As filed with the Securities and Exchange Commission on April 28, 1998
                                             Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-8

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                               EGAN SYSTEMS, INC.
                         --------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                                                    13-3250816
-----------------                                           ------------------
(State or other jurisdiction                                (IRS Employer
    of incorporation)                                       Identification No.)

         1501 Lincoln Avenue, Holbrook, NY                         11741
        -----------------------------------                      ---------
         (Address of Principal Executive Offices)                (Zip Code)


                           STOCK ISSUANCE PURSUANT TO
                            CONSULTING AGREEMENT WITH
             MARTIN CONSULTANTS, INC. AND SHIPWRIGHT ASSETS LIMITED
          ------------------------------------------------------------
                            (Full title of the plan)


                                    Copy to:
                                 Hank Vanderkam
                               Vanderkam & Sanders
                               440 Louisiana, #475
                              Houston, Texas 77002
                                 (713) 547-8900
                         -------------------------------
                          (Name, address and telephone
                          number of agent for service)


 Approximate date of proposed sales pursuant to the plan:
 From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE


                                                             Proposed maximum      Proposed maximum         Amount of
         Title of securities             Amount to be       offering price per    aggregate offering      registration
          to be registered                registered             share (1)               price                 fee
        --------------------            --------------      -------------------  --------------------     -------------

Common Stock, $.05 par value                200,000                $2.38               $476,000             $140.42
===================================== ===================  ===================== ===================== ==================


(1) Calculated in accordance with Rule 457(h) solely for the purpose of determining the registration fee.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION

     Information required by Item 1 is included in documents sent or given to the consultants as specified by Rule 428(b)(1) of the Securities Act.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Information required by Item 2 is included in documents sent or given to the consultants as specified by Rule 428(b)(1) of the Securities Act.

                              CROSS REFERENCE SHEET
                    FOR PROSPECTUS TO BE USED FOR REOFFERS OF
                      SHARES OF COMMON STOCK BY AFFILIATES

                               EGAN SYSTEMS, INC.



      Registration Statement
         Item and Heading                                  Prospectus Heading
     ------------------------                             ---------------------

1.      Forepart of the Registation Statement and Outside
        Front Cover Page of Prospectus......................   Cover Page

2.      Inside Front and Outside Back Cover Pages of
        Prospectus..........................................   Available Information; Incorporation
                                                               of Certain Documents by Reference

3.      Summary Information, Risk Factors and Ratio of
        Earnings to Fixed Charges...........................   General Information

4.      Use of Proceeds.....................................   Use of Proceeds

5.      Determination of Offering Price.....................   Not applicable

6.      Dilution............................................   Not applicable

7.      Selling Security Holders............................   Selling Shareholders

8.      Plan of Distribution................................   Plan of Distribution

9.      Description of Securities to be Registered..........   Not applicable'

10.     Interests of Named Experts and Counsel..............   Legal Matters

11.     Material Changes....................................   Not applicable

12.     Incorporation of Certain Information by Reference...   Incorporation of Certain Documents
                                                               by Reference

13.     Disclosure of Commission Position on Indemnification
        For Securities Act Liabilities......................   Not applicable


PROSPECTUS


                                 200,000 Shares
                               EGAN SYSTEMS, INC.

                                  Common Stock
                                 $.05 par value

                           -------------------------


     This Prospectus relates to the reoffer and resale by various persons (the "Selling Shareholders") of shares (the "Shares") of Common Stock, $.05 par value (the "Common Stock") of EGAN SYSTEMS, INC. (the "Company") that were issued by the Company to the Selling Shareholders pursuant to Consulting Agreements with the Company. The offer and sale of the Shares by the Selling Shareholders is registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement, of which this Prospectus forms a part. The Shares are being reoffered and resold for the account of the Selling
Shareholders and the Company will not receive any of the proceeds from the resale of the Shares.

     The Selling Shareholders have advised the Company that the resale of their Shares may be effected from time to time on the OTC Bulletin Board ("Bulletin Board"), or in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. See "Plan of Distribution." The Selling Shareholders bear all expenses in connection with the preparation of this Prospectus.

     The Common Stock of the Company is traded on the Bulletin Board under the symbol "EGNS". On April 24, 1998, the last reported price of the Common Stock on the Bulletin Board was $2.38.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------


                  The date of this Prospectus is April 28, 1998

                                TABLE OF CONTENTS

Available Information...................................................       2
Incorporation of Certain Documents by Reference.........................       3
General Information.....................................................       3
Selling Shareholders....................................................       4
Plan of Distribution....................................................       4
Legal Matters...........................................................       4

                              Available Information

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, Room 1024, Washington, D.C. 20549 or at the Commissioner's Regional Offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of such material can be obtained from the Public Reference Section of the Commission in Washington, D.C. at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-KSB for the year-ended December 31, 1997, and the description of securities included in Form 8-A declared effective by the Commission on April 30, 1987 are incorporated by reference in this Prospectus and shall be deemed to be a part hereof. All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Prospectus and shall be deemed to be a part hereof from the date of the filing of such reports and documents.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in the Registration Statement of which this Prospectus forms a part (excluding exhibits to such documents unless specifically incorporated by reference). Requests for such copies should be directed to Mr. Edward J. Egan, 1501 Lincoln Avenue, Holbrook, New York 11741, (516) 588-8000.

                                -----------------

     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or represenations must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                               GENERAL INFORMATION

     The Company is engaged in the business of developing, selling and supporting computer software products, particularly products related to the COBOL computer language. The Company's main business has been, and continues to be, the creation and sale of COBOL language dialects that permit programs written in heretofore proprietary versions of COBOL to move (migrate) to inexpensive high performance systems available from a variety of suppliers without the need to rewrite the programs. Egan Systems is focused on the substantial opportunities presented by the downsizing or rightsizing of computer systems employing the COBOL computer language.

     With the acquisition of Envyr Corp. in 1988, the Company introduced its first software product. This product, a combined hardware and software solution called ICHost, permitted programs written in Data General's proprietary Interactive COBOL to run on inexpensive MS-DOS PC's without any conversion or rewrite. The Companys' ICHost software, when installed on a single PC running the popular MS-DOS operating system from Microsoft, will permit up to 129 individuals to simultaneously employ programs written in COBOL on inexpensive "dumb" terminals connected to the PC via three wire serial lines.

     The Company is also a distributor of Interactive & COBOL products.

     The Company's executive offices are located at 1501 Lincoln Avenue, Holbrook, New York, New York 11741.

     The Company will receive the services of the consultants in developing markets for the Company's services in Asia. The Company will not, however, receive any of the proceeds from the reoffer and resale of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

     This Prospectus relates to the reoffer and resale of the following Shares issued to the following consultants of the Company (the "Selling Shareholders").


           Name                               Number of Shares to be Resold
-----------------------------             --------------------------------------
Martin Consultants, Inc.                                 100,000
Shipwright Assets Limited                                100,000


                              PLAN OF DISTRIBUTION

     It is anticipated that all of the Shares will be offered by the Selling Shareholders from time to time in the open market, either directly or through brokers or agents, or in privately negotiated transactions. The Selling Shareholders have advised the Company that they are not parties to any agreements, arrangement or understandings as to such sales.

                                  LEGAL MATTERS

     Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Vanderkam & Sanders, Houston, Texas.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following  documents filed with the Securities and Exchange  Commission
(the   "Commission")  are  incorporated  by  reference  into  this  Registration
Statement and are made a part hereof:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

          (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in Item 3(a) above.

          (c) The description of securities included in Form 8-A declared effective by the Commission on April 30, 1987.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post- effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law confers authority on Delaware corporations to indemnify their officers, directors, employees, agents and fiduciaries of employee benefit plans and those persons serving at the request of the corporation as a director, officer, employee or agent of another enterprise against certain costs of litigation for suits brought by persons other than the corporation itself. A corporation is authorized to indemnify covered individuals against expenses including attorneys fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding. The sole statutory condition to indemnification is that the indemnitee have acted in good faith and in a manner he reasonably believes to be in or not opposed to the best interest of the corporation. With the respect to any criminal action or proceeding, he must have no reasonable cause to believe such action was unlawful. Whether such a person is entitled to indemnification is to be determined by a majority vote of a disinterested quorum of directors; or if such quorum is not obtainable, or even if obtainable, by a quorum of disinterested directors or by independent legal counsel in a written opinion, or by the stockholders. The corporation has not incorporated any other indemnification provisions in either its articles of incorporation, its by-laws, or in any employment contracts with its officers and/or directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

     4.1  Consulting Agreement with Martin Consultants, Inc.

     4.2  Consulting Agreement with Shipwright Assets Limited

     5.1 Opinion and consent of Vanderkam & Sanders re: the legality of the shares being registered

     23.1 Consent of Vanderkam & Sanders (included in Exhibit 5.1)

     23.2 Consent of Patrusky, Mintz & Semel


ITEM 9. UNDERTAKINGS

     (a) The registrant hereby undertakes:

          (1) To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holbrook, State of New York on the 27th day of April, 1998.

                                                      EGAN SYSTEMS, INC.


                                                     By: /s/  Edward J. Egan
                                                       -------------------------
                                                       EDWARD J. EGAN, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signatures                     Title                          Date
     -----------                    -------                        ------


 /s/ Edward J. Egan
---------------------------  Chairman of the Board, President,    April 27, 1998
EDWARD J. EGAN               Chief Executive Officer, Treasurer
                             and Director (Principal Executive
                             Officer and Principal Financial and
                             Accounting Officer)

 /s/ Barbara Jean Schultze
---------------------------  Secretary and Director               April 27, 1998
BARBARA JEAN SCHULTZE

 /s/ Jack Laskin
--------------------------   Director                             April 27, 1998
JACK LASKIN

 /s/ Ralph Jordan
--------------------------   Director                             April 27, 1998
RALPH JORDAN

                                  EXHIBIT INDEX


Exhibit No.                       Description                       Page No.
-----------                      -------------                     -----------

  4.1  Consulting Agreement with Martin Consultants, Inc..............   E-3

  4.2  Consulting Agreement with Shipwright Assets Limited............  E-11

  5.1  Opinion and consent of Vanderkam & Sanders re: the legality of the shares being registered.................................  E-19

  23.1 Consent of Vanderkam & Sanders (included in Exhibit 5.1).......  E-21

  23.2 Consent of Patrusky, Mintz & Semel.............................  E-22

                                    EXHIBITS

                                       4.1
               Consulting Agreement with Martin Consultants, Inc.

                              CONSULTING AGREEMENT


     This consulting agreement (this "Agreement") is made the 20th day of March, 1998, by and between Egan Systems, Inc., a Delaware corporation (the "Company"), and Martin Consultants, Inc., (the "Consultant").

                                    RECITALS

     WHEREAS, the Company wishes to engage the Consultant with respect to certain aspects of its business;

     WHEREAS, the Consultant is willing to make available to the Company the consulting services provided for in the Agreement as set forth below;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1.   TERM

     The term of this Agreement shall commence on the date hereof and end on March 20, 1999.

2.   CONSULTING SERVICES

     (a) Long range corporate planning, including but not limited to the development of corporate strategy, market direction and implantation of business plans;

          Review and analysis of potential mergers and/or acquisitions.

          Review of operations and analysis of deviations from the business plan.

     (b) Compensation. In consideration of the consulting services set forth in paragraph 2(a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to the Consultant 100,000 shares of Common Stock (the "Shares") of the Company, as of the Closing Date (as defined below), and to register such shares at the time of issuance, or immediately thereafter, on Form S-8 under the Securities Act of 1933, as amended.

     (c) Issuance. Issuance and delivery of the Shares shall be made at the offices of Egan Systems, Inc. on or before March 31, 1998 (the "Closing Date"). On the Closing Date, the Company shall deliver to the
          Consultant:

          (i) the certificate or certificates evidencing the Shares to be issued to the Consultant hereunder, registered in the name of the Consultant; and

          (ii) evidence that the Shares have been registered on Form S-8, or an appropriately prepared Form S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

     (d) Expenses. During the term of the Consultant's engagement hereunder, the Consultant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Consultant in preforming services hereunder, including all travel and living expenses while away from home on business at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company, and that any expenses in excess of $500.00 have been pre-approved in writing by the Company. Notwithstanding the foregoing, the Consultant shall bear all expenses in connection with the initial mailing of material describing the Company to brokers and dealers.

3.   CONFIDENTIAL INFORMATION

     (a) Confidential Information. In connection with the providing of Consulting Services hereunder, the Company may provide the Consultant with information concerning the Company which the Company deems confidential (the "Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that he will take reasonable security measures to preserve and protect the secrecy of such Confidential Information, and to hold such information in confidence and not to disclose such information, either directly or indirectly to any person or entity during the term of this Agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of services under this Agreement.

     (b) Exclusions. For purposes of this paragraph 3, the term Confidential Information shall not include information which (i) becomes generally available to the public other than as a result of a disclosure by the Consultant or his assistants, agents or advisors, or (ii) becomes available on a non-confidential basis to the Consultant from a source other than the Company or its advisors, provided that such source is not known to the Consultant to be bound by a Confidentiality Agreement with or other obligation of secrecy to the Company or another party.

     (c) Government Order. Notwithstanding anything to the contrary in this Agreement, the Consultant shall not be precluded from disclosing any of the Confidential Information pursuant to a valid order or any governmental or regulatory authority, or pursuant to the order of any court or arbitrator.

     (d) Injunctive Relief. The Consultant agrees that, since a violation of this paragraph 3 would cause irreparable injury to the Company, and that there may not be an adequate remedy at law for such violation, the Company shall have the right in addition to any other remedies available at law or in equity, to enjoin the Consultant in a court of equity for violating the provisions of this paragraph 3.

                                        2
                                       E-5

4.   REPRESENTATION AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Consultant that as of the date hereof and as of the Closing Date (after giving effect to the transactions contemplated hereby):

     (a) Existence and Authority. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its respective property, carry on its respective business as now being conducted, and enter into and perform its obligations under this Agreement and to issue and deliver the Shares to be issued by it hereunder. The Company is duly qualified in all jurisdictions in which it is necessary to be so qualified to transact business as currently conducted. This Agreement, has been duly authorized by all necessary corporate action, executed, and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principals of equity.

     (b) Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable and free of any preemptive rights. The Shares are not subject to any lien, pledge, security interest or other encumbrance.

     (c) Authorization of Agreement. The Company has taken all actions and obtained all consents or approvals necessary to authorize and enter into this Agreement.

     (d) No Violation. Neither the execution or delivery of this Agreement, the issuance or delivery of Shares, the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) require the consent or approval of or filing with any person (other than consents and approvals which have been obtained and filings which have been made) or result in the imposition of a lien on or securities interest in any properties or assets of the Company, pursuant to the charter or bylaws of the Company, any award of any arbitrator or any Agreement (including any Agreement with stockholders), instruments, order, judgment, decree, statute, law, rule or regulation to which the Company is party or to which any such person or any of their respective properties or assets is subject.

     (e) Registration. The Shares have been, or will, be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act of 1933, as amended, and all applicable state laws.

5.   FILINGS



                                        3
                                       E-6

     The Company shall furnish to the Consultant, promptly after the sending or filing thereof, copies of all reports which the Company sends to its equity security holders generally, and copies of all reports and registration statements which the Company files with the Securities and Exchange Commission (the "Commission"), any other securities exchange or the National Association of Securities Dealers, Inc. ("NASD").

6.   SUPPLYING INFORMATION

     The Company shall cooperate with the Consultant in supplying such publicity available information as may be reasonably necessary for the Consultant to complete and file any information reporting forms.

7.   INDEMNIFICATION

     (a) The Company shall indemnify the Consultant from and against any and all expenses (including attorney's fees'), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, create a presumption that the Consultant did not act in good faith in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was not unlawful. Notwithstanding the forgoing, the Company shall not indemnify the Consultant with respect to any claim, issue or matter as to which the Consultant shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all circumstances of the case, the Consultant is fairly and reasonably entitled to be indemnified for such expenses which such court shall deem proper.

     (b) The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful. Notwithstanding the forgoing, the Consultant shall not indemnify the Company with respect to any claim, issue or matter as to which the Company shall have been adjudged to be liable for gross negligence or willful misconduct in connection with the performance of the Consultant's duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all circumstances of the case, the Company is fairly and reasonably entitled to be indemnified for such expenses which such court shall deem proper.


                                        4
                                       E-7

8.   INDEPENDENT CONTRACTOR STATUS

     It is expressly understood and agreed that this is a consulting Agreement only and does not constitute an employer-employee relationship. Accordingly, the Consultant agrees that the Consultant shall be solely responsible for payment of his own taxes or sums due to the federal, state, or local governments, overhead, workmen's compensation, fringe benefits, pension contributions and other expenses. It is further understood and agreed that the Consultant is an independent contractor and the Company shall have no right to control the activities of the Consultant other than during the express period of time in which the Consultant is performing services hereunder, and that such services provided hereunder and not because of any presumed employer-employee relationship. The Consultant shall have no authority to bind the Company.

     The parties further acknowledge that the Consultant's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company. Accordingly, the services of the Consultant hereunder are on a part time basis only, and the Company shall have no discretion, control of, or interest in, the Consultant's services which are not covered by the terms of the Agreement. The Company hereby waives any conflict of interest which now exists or may hereafter arise with respect to the Consultant's current employment and future employment.

9.   NOTICE

     All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by written notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.


      To Consultant:            Martin Consultants, Inc.
                                9025 South 700 West
                                Sandy, UT 84070

      To the Company:           Egan Systems, Inc.
                                1501 Lincoln Avenue
                                Holbrook, New York 11741

10.  MISCELLANEOUS

     (a) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.


                                        5
                                       E-8

     (b) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supersedes and replaces all other Agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

     (c) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York.

     (d)  Binding Effect.  This Agreement shall bind and inure to the benefit of
          the   parties   hereto   and  their   respective   heirs,   executors,
          administrators, successors and assigns.

     (e) Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or constrict the provisions to which they apply. References in this Agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

     (f) Expenses. Each party shall pay and be responsible for the cost and expenses, including, without limitations, attorneys' fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

     (g) Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

     (h) No Rights to Others. Nothing herein contained or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto.

     (i) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same Agreement, binding upon both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart.


                                        6
                                       E-9

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                                                  THE "COMPANY"

                                                  EGAN SYSTEM, INC.


                                                  By: /s/ Edward J. Egan
                                                     ---------------------------
                                                           President



                                                  THE "CONSULTANT"

                                                  MARTIN CONSULTANTS, INC.

                                                  By: /s/ Jeffery D. Martin
                                                     ---------------------------
                                                           President




                                        7
                                       E-10

                                       4.2
               Consulting Agreement with Shipwright Assets Limited




                                        8
                                       E-11

                              CONSULTING AGREEMENT


     This consulting agreement (this "Agreement") is made the 20th day of March, 1998, by and between Egan Systems, Inc., a Delaware corporation (the "Company"), and Shipwright Assets Limited, (the "Consultant").

                                    RECITALS

     WHEREAS, the Company wishes to engage the Consultant with respect to certain aspects of its business;

     WHEREAS, the Consultant is willing to make available to the Company the consulting services provided for in the Agreement as set forth below;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1.   TERM

     The term of this Agreement shall commence on the date hereof and end on March 20, 1999.

2.   CONSULTING SERVICES

     (a) Long range corporate planning, and business development in the Far East, including the People's Republic of China for the development of corporate strategy, market direction and implantation of the Company's business plans;

          Review and analysis of potential markets and customers in such markets.

          Review of operations and analysis of deviations from the business plan for such markets.

     (b) Compensation. In consideration of the consulting services set forth in paragraph 2(a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to the Consultant 100,000 shares of Common Stock (the "Shares") of the Company, as of the Closing Date (as defined below), and to register such shares at the time of issuance, or immediately thereafter, on Form S-8 under the Securities Act of 1933, as amended.

     (c) Issuance. Issuance and delivery of the Shares shall be made at the offices of Egan Systems, Inc. on or before March 31, 1998 (the "Closing Date"). On the Closing Date, the Company shall deliver to the
          Consultant:

          (i) the certificate or certificates evidencing the Shares to be issued to the Consultant hereunder, registered in the name of the Consultant; and

          (ii) evidence that the Shares have been registered on Form S-8, or an appropriately prepared Form S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

     (d) Expenses. During the term of the Consultant's engagement hereunder, the Consultant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Consultant in preforming services hereunder, including all travel and living expenses while away from home on business at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company, and that any expenses in excess of $500.00 have been pre-approved in writing by the Company. Notwithstanding the foregoing, the Consultant shall bear all expenses in connection with the initial mailing of material describing the Company to brokers and dealers.

3.   CONFIDENTIAL INFORMATION

     (a) Confidential Information. In connection with the providing of Consulting Services hereunder, the Company may provide the Consultant with information concerning the Company which the Company deems confidential (the "Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that he will take reasonable security measures to preserve and protect the secrecy of such Confidential Information, and to hold such information in confidence and not to disclose such information, either directly or indirectly to any person or entity during the term of this Agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of services under this Agreement.

     (b) Exclusions. For purposes of this paragraph 3, the term Confidential Information shall not include information which (i) becomes generally available to the public other than as a result of a disclosure by the Consultant or his assistants, agents or advisors, or (ii) becomes available on a non-confidential basis to the Consultant from a source other than the Company or its advisors, provided that such source is not known to the Consultant to be bound by a Confidentiality Agreement with or other obligation of secrecy to the Company or another party.

     (c) Government Order. Notwithstanding anything to the contrary in this Agreement, the Consultant shall not be precluded from disclosing any of the Confidential Information pursuant to a valid order or any governmental or regulatory authority, or pursuant to the order of any court or arbitrator.

                                       2
                                      E-13

     (d) Injunctive Relief. The Consultant agrees that, since a violation of this paragraph 3 would cause irreparable injury to the Company, and that there may not be an adequate remedy at law for such violation, the Company shall have the right in addition to any other remedies available at law or in equity, to enjoin the Consultant in a court of equity for violating the provisions of this paragraph 3.

4.   REPRESENTATION AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Consultant that as of the date hereof and as of the Closing Date (after giving effect to the transactions contemplated hereby):

     (a) Existence and Authority. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its respective property, carry on its respective business as now being conducted, and enter into and perform its obligations under this Agreement and to issue and deliver the Shares to be issued by it hereunder. The Company is duly qualified in all jurisdictions in which it is necessary to be so qualified to transact business as currently conducted. This Agreement, has been duly authorized by all necessary corporate action, executed, and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principals of equity.

     (b) Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable and free of any preemptive rights. The Shares are not subject to any lien, pledge, security interest or other encumbrance.

     (c) Authorization of Agreement. The Company has taken all actions and obtained all consents or approvals necessary to authorize and enter into this Agreement.

     (d) No Violation. Neither the execution or delivery of this Agreement, the issuance or delivery of Shares, the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) require the consent or approval of or filing with any person (other than consents and approvals which have been obtained and filings which have been made) or result in the imposition of a lien on or securities interest in any properties or assets of the Company, pursuant to the charter or bylaws of the Company, any award of any arbitrator or any Agreement (including any Agreement with stockholders), instruments, order, judgment, decree, statute, law, rule or regulation to which the Company is party or to which any such person or any of their respective properties or assets is subject.

     (e) Registration. The Shares have been, or will, be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act of 1933, as amended, and all applicable state laws.

                                        3
                                       E-14

5.   FILINGS

     The Company shall furnish to the Consultant, promptly after the sending or filing thereof, copies of all reports which the Company sends to its equity security holders generally, and copies of all reports and registration statements which the Company files with the Securities and Exchange Commission (the "Commission"), any other securities exchange or the National Association of Securities Dealers, Inc. ("NASD").

6.   SUPPLYING INFORMATION

     The Company shall cooperate with the Consultant in supplying such publicity available information as may be reasonably necessary for the Consultant to complete and file any information reporting forms.

7.   INDEMNIFICATION

     (a) The Company shall indemnify the Consultant from and against any and all expenses (including attorney's fees'), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, create a presumption that the Consultant did not act in good faith in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was not unlawful. Notwithstanding the forgoing, the Company shall not indemnify the Consultant with respect to any claim, issue or matter as to which the Consultant shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all circumstances of the case, the Consultant is fairly and reasonably entitled to be indemnified for such expenses which such court shall deem proper.

     (b) The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful. Notwithstanding the forgoing, the Consultant shall not indemnify the Company with respect to any claim, issue or matter as to which the Company shall have been adjudged to be liable for gross negligence or willful misconduct in connection with the performance of the Consultant's duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all circumstances of the case, the Company is fairly and reasonably entitled to be indemnified for such expenses which such court shall deem proper.


                                        4
                                      E-15

8.   INDEPENDENT CONTRACTOR STATUS

     It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. Accordingly, the Consultant agrees that the Consultant shall be solely responsible for payment of his own taxes or sums due to the federal, state, or local governments, overhead, workmen's compensation, fringe benefits, pension contributions and other expenses. It is further understood and agreed that the Consultant is an independent contractor and the Company shall have no right to control the activities of the Consultant other than during the express period of time in which the Consultant is performing services hereunder, and that such services provided hereunder and not because of any presumed employer-employee relationship. The Consultant shall have no authority to bind the Company.

     The parties further acknowledge that the Consultant's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company. Accordingly, the services of the Consultant hereunder are on a part time basis only, and the Company shall have no discretion, control of, or interest in, the Consultant's services which are not covered by the terms of the Agreement. The Company hereby waives any conflict of interest which now exists or may hereafter arise with respect to the Consultant's current employment and future employment.

9.   NOTICE

     All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by written notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.


      To Consultant:            Shipwright Assets Limited
                                4703, 47/F, Central Plaza
                                18 Harbour Road
                                Wanchai, Hong Kong

      To the Company:           Egan Systems, Inc.
                                1501 Lincoln Avenue
                                Holbrook, New York 11741


10.  MISCELLANEOUS

                                        5
                                       E-16

     (a) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     (b) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supersedes and replaces all other Agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

     (c) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York.

     (d)  Binding Effect.  This Agreement shall bind and inure to the benefit of
          the   parties   hereto   and  their   respective   heirs,   executors,
          administrators, successors and assigns.

     (e) Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or constrict the provisions to which they apply. References in this Agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

     (f) Expenses. Each party shall pay and be responsible for the cost and expenses, including, without limitations, attorneys' fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

     (g) Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

     (h) No Rights to Others. Nothing herein contained or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto.

     (i) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same Agreement, binding upon both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart.









                                        6
                                       E-17

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                                                  THE "COMPANY"

                                                  EGAN SYSTEM, INC.


                                                  By: /s/ Edward J. Egan
                                                     ---------------------------
                                                           President



                                                  THE "CONSULTANT"

                                                  SHIPWRIGHT ASSETS LIMITED

                                                  By: /s/ Thomas Tedrow
                                                     ---------------------------
                                                           President



                                        7
                                       E-18

                                       5.1
                   Opinion and consent of Vanderkam & Sanders
                 Re: the legality of the shares being registered


                                        8
                                       E-19

                                 April 27, 1998

Egan Systems, Inc.
1501 Lincoln Avenue
Holbrook, New York 11741

Gentlemen:

     You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of Egan Systems, Inc. (the "Company") covered by a Form S-8 Registration Statement, as amended through the date hereof (the "Registration Statement") initially filed with the Securities and Exchange Commission (File No. 33-______) by the Company on April 27, 1998 for the purpose of registering such securities under the Securities Act of 1933:

     200,000 shares of Common Stock issuable upon the execution of the Consulting Agreement with Shipwright Assets Limited and Martin Consultants, Inc.

     In connection with this opinion, we have examined the corporate records of the Company, including the Company's Certificate of Incorporation, Bylaws, as amended, and the Minutes of its Board of Directors and Shareholders meetings, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion. In addition, the opinion expressed herein is limited to federal law.

     Based upon the foregoing, it is our opinion that:

          The Registered Securities, when sold in accordance with the Registration Statement and the final prospectus thereunder, and for the consideration therein referred to, will be legally issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion, with the Securities Exchange Commission as an exhibit to the Registration Statement.

                                                  Sincerely,

                                                  VANDERKAM & SANDERS





HV:avb
Egan.Opinion

                                        9
                                       E-20

                                      23.1
                         Consent of Vanderkam & Sanders
                            (included in Exhibit 5.1)


                                       10
                                      E-21

                                      23.2
                       Consent of Patrusky, Mintz & Semel


                                       11
                                      E-22

                             PATRUSKY, MINTZ & SEMEL





                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 10, 1998 for the year ended December 31, 1997, included in the Form 10-KSB of Egan Systems, Inc. for the year ended December 31, 1997 and to all references to this firm included in this Registration Statement.



New York, New York                                     PATRUSKY, MINTZ & SEMEL



March 31, 1998


                                       12
                                       E-6